Exhibit 10.0


                           STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this 12th day of October, 2009 between and among TOMI Environmental Solutions, Inc., a Florida corporation with principal offices at 9454 Wilshire Blvd., Penthouse, Beverly Hills, CA 90212 ("TOMI" or "Purchaser"), Advanced Disinfectant Technologies, LLC, an Ohio Limited Liability Company with offices at 2696 Henkle Drive, Lebanon, OH 45036 ("ADTEC" or the "Company"), and Jeff Szekely at
2696 Henkle Drive, Lebanon, OH 45036 ("Szekely").

                                R E C I T A L S

        WHEREAS, Szekely owns 92% of the issued and outstanding member interests of the Company (the "Member Interests"); and

        WHEREAS, Szekely desires to sell to the Purchaser and the Purchaser desires to purchase from Szekely Nineteen (19%) Percent of the Member Interests in accordance with and subject to the terms and conditions of this Agreement; and

        WHEREAS, TOMI and ADTEC have entered into a Letter of Intent related to the purchase by TOMI of all ADTEC assets subject to a separate Asset Purchase Agreement that shall include an independent appraisal of ADTEC and appropriate financial statements; and the parties agree that the appraisal and financial statements will determine the final purchase price for the assets;

        NOW, THEREFORE, in consideration of the preceding recitals and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                  I.  SALE AND PURCHASE OF MEMBER INTEREST

        1.1 Agreement to Sell and Purchase Member Interest. For the consideration hereinafter provided and subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.3 below) Szekely shall sell, assign, transfer, convey and deliver to the Purchaser, free and clear of all liens, charges, claims or encumbrances, and the Purchaser shall purchase and acquire from Szekely, Nineteen (19%)
Percent of the Company's Member Interests. At the Closing, Szekely shall cause to be delivered to the Purchaser certificates representing the purchased Member Interest, together with accompanying signed stock power or instrument of assignment, duly endorsed in blank for the transfer of the Member Interest to the Purchaser with all necessary transfer taxes paid or other revenue stamps affixed thereto.

        1.2 Purchase Price. At the Closing, subject to the terms and conditions of this Agreement, the Purchaser agrees to pay to Szekely, the purchase price for the Member Interest, as follows:

                (a) One Hundred Ninety Thousand (190,000) Shares of TOMI Common Stock;


        1.3 Closing. The closing of the sale and purchase of the Member Interest under and in accordance with this Agreement (the
"Closing") shall take place at a mutually agreed upon location on or before October 19, 2009 or such later date as may be mutually agreed to in writing by the parties hereto (the "Closing Date"). Each party shall be responsible for its own attorneys' fees, accountants' and other advisory fees associated with the Closing.


        II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SZEKELY

        As an inducement to the Purchaser to enter into this Agreement and to purchase the Member Interest, Szekely solely with respect to the matters set forth in Sections 2.1, 2.5, and 2.14 through 2.17 and the Company jointly and severally represent and warrant to the Purchaser as set forth in this Article II. The representations and warranties provided in Sections 2.1, 2.5 and 2.14 through 2.17 which are made without limitation, shall be limited to the knowledge of Szekely after reasonable inquiry.

        2.1 Ownership of Company Member Interest. Szekely is the owner of all right, title and interest (legal, record and beneficial) in and to the Member Interest described in Schedule 2.1 of the disclosure schedules attached to this Agreement (the "Disclosure Schedules"), free and clear of any and all liens, charges, claims, encumbrances or restrictions of any nature whatsoever (except for any restrictions on transfer imposed by any federal securities laws or state blue sky laws). The delivery to the Purchaser of the Member Interest pursuant to and in accordance with the provisions of this Agreement will transfer to the Purchaser good and marketable title in and to all such Member Interest free and clear of any and all liens, charges, claims encumbrances or restrictions of any kind or nature whatsoever. Except for warrants to purchase 3.5 Member Interests from Szekely by two unaffiliated third parties, which has been disclosed to Purchaser, no person has the right to purchase any Member Interest.

        2.2 Transactions in Capital Stock. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

        2.3    Organization and Good Standing: Qualification.  The
Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted. The
Company is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. Copies of the Articles of Organization of the Company, as amended or restated, and the Bylaws of the Company, as amended or restated, and copies of the corporate minutes of the Company, all of which have been or will be made available to the Purchaser for review, are true and complete as in effect on the date of this Agreement and the Closing Date, and in the case of the corporate minutes, accurately reflect all material proceedings of Directors of the Company (and all committees thereof). The member interest record books of the Company, which have been or will be made available to the Purchaser for review, contain true, complete and accurate records of the member interest ownership of record of the Company and the transfer record for all of its member interest.

        2.4 Authorization and Validity. The Company and Szekely have all requisite power and authority to enter into this Agreement and all other agreements entered into in connection with the transactions contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated herein are within the Company's respective corporate powers and have been duly authorized by all necessary action on the part of the Company's Board of Directors. This Agreement has been duly executed by the Company and Szekely, and this Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company or Szekely is a party constitute, or upon execution will constitute, valid and binding agreements of such parties, enforceable against such parties in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, or by public policy.

        2.5    Absence of Conflicting Agreements or Required Consents.
Except as set forth on Schedule 2.5, the execution, delivery and performance of this Agreement by the Company and Szekely and any other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any governmental or regulatory body or authority or any other third party; (ii) will not conflict with any provision of the Company's Articles of Organization, as amended or restated, or Bylaws, as amended or restated;
(iii) will not conflict with result in a violation of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which the Company or Szekely is a party or by which the Company or Szekely or any of their properties are subject or bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which the Company or Szekely are a party or by which the Company or Szekely or any of their properties are bound; and (v) will not create any encumbrance or restriction upon any of the assets or properties of the Company or Szekely.

        2.6 Absence of Changes. Except as permitted or contemplated by this Agreement, the Company has conducted its business only in the ordinary course and has not:

                (a) suffered any changes in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations (whether or not covered by insurance) that individually or in the aggregate has had or could reasonably be expected to have a material adverse effect on the Company's business, prospects or results of operations ("Material Adverse Effect");

                (b) paid, discharged or satisfied any material liability, other than the payment, discharge or satisfaction of liabilities in the ordinary course of business;

                (c) written off as uncollectible any receivable, except for write-offs in the ordinary course of business;

                (d) except in the ordinary course of business and consistent with past practice, canceled or compromised any debts or waived or permitted to lapse any claims or rights or sold, transferred or otherwise disposed of any of its properties or assets;

                (e) entered into any commitment or transaction not in the ordinary course of business that is material to the Company, taken as a whole, or made any capital expenditure or commitment in excess of $25,000;

                (f) made any material changes in any method of accounting or accounting practice, credit practices, collection policies, or payment policies;

                (g) except in the ordinary course of business consistent with past practice, incurred any liabilities or obligations (absolute, accrued or contingent) in excess of $25,000;

                (h) mortgaged, pledged, subjected or agreed to subject, any of its assets, tangible or intangible, to any claim or encumbrance, except for liens for current personal property taxes not yet due and payable for mechanics, landlords, materialmen, and other statutory liens, purchase money security interests, sale-leaseback interests granted and all other encumbrances granted in similar transactions;

                (i) sold, redeemed, acquired or otherwise transferred any equity or other interest in itself;

                (j) increased any salaries, wages or any employee benefits for any employee of the Company, except in the ordinary course of business and consistent with past practice;

                (k) hired, committed to hire or terminated any employee except in the ordinary course of business;

                (l) declared, set aside or made any payments, dividends or other distributions to any Unit Holders, employee, independent contractor or any other holder of capital stock of the Company other than in accordance with customary and past practices pursuant to existing agreements; or

                (m) agreed, whether in writing or otherwise, to take any action described in this Section.

        2.7 Litigation and Claims. There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations or inquiries pending or, to the knowledge of the Company or Szekely, threatened against, or affecting the Company, Szekely, any Company employee or any other individual affiliated with the Company affecting or that would reasonably be likely to affect the Company, the value of the Member Interest of the operations, business condition, (financial or otherwise), results of operations or prospects of the Company.

        2.8    Environmental Matters.  Except as set forth on Schedule 2.8:

                (a) the Company has not within the five years preceding the date hereof, through the Closing Date, received from any federal, state or local governmental body, agency, authority or entity, or any other person, any written notice, demand, citation, summons, complaint or order or any notice of any penalty, lien or assessment, and to the knowledge of the Company or Szekely no investigation or review is pending by any governmental entity, with respect to any (i) alleged violation by the Company of any Environmental Law (as defined below);
(ii) alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required pursuant to any Environmental Law in connection with the conduct of its business, or (iii) alleged illegal Regulated Activity (as defined below) by the Company;

                (b) the Company has not engaged in any activity or failed to undertake any activity which action or failure to act has given, or would reasonably be likely to give, rise to any Environmental Liabilities or enforcement action by any federal, state or local regulatory agency or authority, or has resulted, or would reasonably be likely to result, in any fine or penalty imposed pursuant to any Environmental Law;

                (c) to the knowledge of the Company or Szekely, there is no friable asbestos in or on the Company's owned or leased premises;

                (d) to the knowledge of the Company or Szekely, no soil or water in or under any assets currently or formerly held for use or sale by the Company is or has been contaminated by any Hazardous
Substance (as defined below) while such assets or premises were owned, leased or operated, directly or indirectly by the Company, where such contamination had, or would be reasonably likely to have, a Material Adverse Effect; and

                (e) there have been no environmental audits and other similar reports which have been prepared by, for or, to the knowledge of the Company or Szekely, concerning the Company within the five years preceding the date hereof through the Closing Date with respect to any real property now or previously owned or leased by the Company or any of its predecessors.

        For the purpose of this Section 2.8 the following terms have the following meanings:

        "Environmental Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous, toxic, or radioactive substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public in each case as in effect on the date hereof;

        "Environmental Liabilities" shall mean all liabilities of the Company, whether contingent or fixed, which (i) have arisen, or would reasonably be likely to arise, under Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the date hereof or the Closing Date;

        "Hazardous Substances" shall mean any toxic or hazardous substances, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental Laws; and

        "Regulated Activity" shall mean any generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

        2.9 Licenses and Authorizations. The Company and each of its employees or independent contractors is the holder of all valid licenses, approvals, orders, consents, permits, registrations, qualifications and other rights and authorizations required by law, ordinance, regulation or ruling of any governmental regulatory authority necessary to operate its/his/her business. A true, correct and complete list of such licenses, permits and other authorizations (if any), is set forth on Schedule 2.9, true, complete and correct copies of which have been provided to the Purchaser. No violation, default, order or deficiency exists with respect to any of the items listed on Schedule 2.9.

        2.10    Proprietary Rights and Information.

                (a) Set forth on Schedule 2.10 is a complete and accurate list and summary description of the following: (i) all trademarks (registered and unregistered), trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, currently owned in whole or part, or used by the Company, (ii) all patents and applications therefor and inventions and discoveries that may be patentable currently owned, in whole or in part, or used by the Company, (iii) all licenses, royalties, and assignments thereof to which the Company is a party (iv) all copyrights (for published and unpublished works) currently owned in whole or part, or used by the Company and (v) other similar agreements relating to the foregoing to which the Company is a party (including expiration date if applicable) (collectively, the "Proprietary Rights").

                (b) Set forth on Schedule 2.10 is a complete and accurate list and summary description of all agreements relating to technology, trade secrets, know-how or processes that the Company is licensed or authorized to use by others (other than technology, know-how or processes that are generally available) or which it licenses or authorizes others to use, true, correct and complete copies of which have been provided to the Purchaser. Except as set forth on Schedule 2.10, there are no outstanding and, to the Company's knowledge or knowledge of Szekely, any threatened disputes or disagreements with respect to any such agreement.

                (c) Except as set forth on Schedule 2.10 (i) the Company owns or has the legal right to use the Proprietary Rights without conflicting with, infringing or violating the rights of any other person; (ii) no consent of any person will be required for the use thereof by the Purchaser upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable; (iii) to the knowledge of the Company or Szekely, no claim has been asserted by any person to the ownership of or for infringement by the Company of any Proprietary
Right of any other person and neither the Company nor Szekely is aware of any valid basis for any such claim; (iv) to the knowledge of the Company or Szekely, no proceedings have been threatened which challenge the Proprietary Rights of the Company; and (v) the Company has the right to use, free and clear of any adverse claims or rights of others, all trade secrets, customer lists and proprietary information required for the performance and marketing of its business.

        2.11 Agreements in Full Force and Effect. All contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to, in the Disclosure Schedules are valid and binding, and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, or by public policy. Except as set forth on Schedule 2.11, there is no pending or, to the knowledge of the Company and Szekely, threatened bankruptcy, insolvency or similar proceeding with respect to any other party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by the Company or any other party thereto.

        2.12    Financial Statements.  Intentionally Omitted.

        2.13 Backlog. Set forth on Schedule 2.13 is the backlog of orders that the Company is to ship or contract work to be performed as of the date hereof (the "Backlog"). The Company either possesses sufficient inventory of parts, materials and personnel to produce the same within their scheduled delivery dates or such parts or materials have lead times such that the Company can acquire such parts and materials in time to produce and ship or perform such backlog in accordance with the scheduled performance dates.

        2.14 Purchase for Investment. Szekely acknowledges that he is acquiring the TOMI Common Stock for his own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "1933 Act") or any state securities laws, and the TOMI Common Stock will not be disposed of in contravention of the 1933 Act or state securities laws.

        2.15 TOMI Common Stock Not Registered. Szekely acknowledges that the TOMI Common Stock being acquired hereunder have not been registered under the 1933 Act or any state securities laws and, therefore, cannot be sold, and must be held indefinitely, unless subsequently registered under the 1933 Act and state securities laws or unless an exemption from such registration is available, including without limitation an exemption pursuant to Rule 144 under the 1933 Act. Certificates for the TOMI Common Stock shall bear the following legends:

                   THE SHARES OF COMMON STOCK REPRESENTED
                   BY THIS CERTIFICATE HAVE NOT BEEN
                   REGISTERED UNDER THE SECURITIES ACT OF 1933,
                   AS AMENDED (THE "SECURITIES ACT"), OR ANY
                   STATE SECURITIES LAWS.  THE SHARES
                   REPRESENTED HEREBY CANNOT BE SOLD,
                   TRANSFERRED, ASSIGNED OR OTHERWISE
                   DISPOSED OF EXCEPT IN COMPLIANCE WITH THE
                   SECURITIES ACT AND APPLICABLE STATE
                   SECURITIES LAWS AND WILL NOT BE
                   TRANSFERRED OF RECORD EXCEPT IN
                   COMPLIANCE WITH SUCH ACT AND LAWS.


        2.16 Economic Risk. Szekely acknowledges that his investment in the TOMI Common Stock involves a high degree of risk and represents that he is able to bear the economic risk of such investment in the TOMI Common Stock for an indefinite period of time.

        2.17 Access to Information. Szekely acknowledges that he has made such investigations and inquiries as he has deemed necessary for the purpose of informing himself about the Purchaser and its business prior to entering into this Agreement.

        2.18 No Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, except for liabilities or obligations reflected or reserved against in the Company's current balance sheet.


               III.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        As an inducement to the Company and Szekely to enter into this Agreement and to sell the Member Interest, the Purchaser hereby represents and warrants as follows:

        3.1    Organization and Good Standing: Qualification.  The
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida, with all requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted. The Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where such failure to be so qualified or in good standing would not have a Material Adverse Effect on the Purchaser. Copies of the Purchaser's Certificate of Incorporation and Bylaws, as amended or restated, and copies of the Purchaser's corporate minutes regarding this Agreement and the transactions contemplated hereby, all of which have been or will be made available to the Company for review, are true, correct and complete as in effect on the date of this Agreement and accurately reflect all material proceedings of the stockholders and directors of the Purchaser
(and all committees thereof) regarding this Agreement and the transactions contemplated hereby. The Purchaser is a fully reporting public company, current in its Exchange Act filings.

        3.2 Authorization and Validity. The Purchaser has all requisite corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Purchaser of this Agreement and the agreements provided for herein, and the consummation by the Purchaser of the transactions contemplated hereby are within the Purchaser's corporate powers and have been duly authorized by all necessary action on the part of the Purchaser's Board of Directors.


                    IV.   COVENANTS OF THE COMPANY AND SZEKELY

        4.1 Conduct of the Company. The Company and Szekely shall, in all material respects, conduct the business of the Company in the ordinary and usual course consistent with past practices and shall use reasonable efforts to; (i) preserve intact its business and its relationships, including without limitation referral sources, customers, suppliers, employees and others having business relations with it; (ii) maintain and keep its properties and assets in good repair and condition consistent with past practice as is material to the conduct of the business of the Company; and (iii) continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the date hereof.

                In addition, without the written consent of the Purchaser, neither the Company nor Szekely shall:

                (a) amend its Articles of Organization or Bylaws, as amended or restated, or other charter documents;

                (b) issue, sell or authorize for issuance or sale, shares of any class of the Company's securities (including, but not limited to, by way of stock split, dividend, recapitalization or other reclassification) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating the Company or Szekely to issue or sell any such securities;

                (c) redeem, purchase or otherwise acquire, directly or indirectly, any shares of the Company's capital stock or any option, warrant or other right to purchase or acquire any such shares;

                (d) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to the Company's capital stock (except as expressly contemplated herein);

                (e) voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible) other than in the ordinary course of business consistent with past practices;

                (f) grant or make any mortgage or pledge or subject the Company or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due and except for liens which arise by operation of law;

                (g) voluntarily incur or assume any liability or indebtedness (contingent or otherwise) with respect to the Company, except in the ordinary course of business or which is reasonably necessary for the conduct of the Company's business;

                (h) make or commit to make any capital expenditures by the Company which are not reasonably necessary for the conduct of the Company business;

                (i) grant any increase in the compensation payable or to become payable to directors, officers, consultants or employees of the Company other than merit increases to employees of the Company who are not directors or officers of the Company, except in the ordinary course of business and consistent with past practices;

                (j) change in any manner any accounting principles or methods of the Company other than changes which are consistent with generally accepted accounting principles;

                (k) enter into any material commitment or transaction by or on behalf of the Company other than in the ordinary course of business;

                (l) take any action which could reasonably be expected to have a Material Adverse Effect on the Company;

                (m) apply any of the Company's assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any affiliate of the Company, other than in the ordinary course and consistent with past practices;

                (n) take any action at the Board of Director or Member level to (in any way) amend, revise or otherwise affect the prior corporate approval and effectiveness of this Agreement, any of the agreement attached as exhibits hereto or the transactions contemplated hereby, other than as required to discharge its or their fiduciary duties; or

                (o) agree, whether in writing or otherwise, to do any of the foregoing.

        4.2 Title of Assets: Indebtedness. From and as of the date of this Agreement, the Company shall (i) except for sales of assets held as inventory, if any, in the ordinary course of business and except as otherwise specifically described in the Disclosure Schedules to this Agreement, have good and valid title to all of its assets free and clear of all encumbrances of any nature whatsoever, except for current year ad valorem taxes and liens which arise by operation of law, and (ii) have no direct or indirect indebtedness except for indebtedness disclosed in the Company's financial statements, the Disclosure Schedules or normal and recurring accrued obligations of the Company arising in connection with its business operations in the ordinary course of business and which arise from the purchase of merchandise, supplies, inventory and services used in connection with the provision of services. Notwithstanding any other provision in this Agreement to the contrary, from and as of the date of this Agreement, the Company shall not incur any single expense or indebtedness in excess of $50,000 without the prior written consent of the Purchaser, except for expenses or indebtedness incurred in the ordinary course of business consistent with historic practices of the Company.

        4.3 Access. At all times prior to the Closing Date, the Purchaser's employees, attorneys, accountants, agents and other authorized and designated representatives will be allowed full access upon reasonable prior notice and during regular business hours (and at such other times as the parties may reasonably agree) to the properties, books and records of the Company, including, without limitation, deeds, title documents, leases, customer lists, insurance policies, minute books, share certificate books, share registers, accounts, tax returns, financial statements and all other data that, in the reasonable opinion of the Purchaser, are required for the Purchaser to make such investigation as it may desire of the properties and business of the Company. The Purchaser shall also be allowed full access upon reasonable prior notice and during regular business hours (and at such other times as the parties may reasonably agree) to consult with the officers, employees (after announcement by the Company of this Agreement to its employees), accountants, counsel and agents of the Company in connection with such investigation of the properties and business of the Company. No investigation by the Purchaser shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of the Company or Szekely under this Agreement. Any access or investigation referred to in this Section 4.3 shall be conducted in such a manner as to minimize the disruption to the Company's ongoing business operations.

        4.4 Compliance with Obligations. Prior to the Closing Date, the Company shall comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations; (ii) all material agreements and obligations, including without limitation, its Articles of Organization, Bylaws or other charter documents, as amended or restated, by which it or its properties or its assets (real, personal or mixed, tangible or intangible) may be bound; and (iii) all decrees, orders, writs, injunctions and judgments applicable to the Company, and its respective properties or assets.

        4.5 Notice of Certain Events. The Company and Szekely shall promptly notify the Purchaser of:

                (a) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement;

                (b) any employment of any new non-hourly employee by the Company who is expected to receive any annualized compensation in 2007 of $50,000 or more:

                (c) any termination of employment by, or threat to terminate employment received from, any salaried or non-hourly employee of the Company;

                (d) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                (e) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company which, if pending on the date of this Agreement, would have been required to have been disclosed to the Purchaser hereunder or which relate to the consummation of the transaction contemplated by this Agreement;

                (f) any material adverse change in the operation of the Company's business; and

                (g) any notice or other communication indicating a material deterioration in any material relationship of the Company, including without limitation any relationship with any customer, supplier or key employee of the Company.

        4.6 Obligations of Company and Szekely. The Company and Szekely will take all action reasonably necessary to cause the Company and Szekely to perform their obligations under this Agreement and all related agreements and to consummate the transactions contemplated hereby on the terms and conditions set forth in this Agreement and such agreements.

        4.7 Funding of Accrued Employee Benefits. The Company hereby covenants and agrees that it will take whatever steps are necessary to pay for or fund completely any accrued benefits, where applicable, or vested accrued benefits for which the Company or any entity might have any liability whatsoever arising from any tax-qualified plan as required under applicable law. The Company acknowledges that the purpose and intent of this covenant is to assure that the Purchaser shall have no liability whatsoever at any time after the Closing Date with respect to any such tax-qualified plan, unless such plan is merged with a plan sponsored by the Purchaser.

        4.8    Accounting and Tax Matters.  The Company will not
change in any material respect the accounting methods or practices followed by the Company (including any material change in any assumption underlying, or any method of calculating, any bad debt, contingency or other reserve), except as may be required by generally
accepted accounting principles.   The Company will not make any material
tax election except in the ordinary course of business consistent with past practice, change any material tax election already made, adopt any tax accounting method exception the ordinary course of business consistent with past practice, change any tax accounting method, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment. The Company will duly, accurately and timely
(without regard to any extensions of time) file all returns, information statements and other documents relating to taxes of the Company required to be filed by it, and pay all taxes required to be paid by it, on or before the Closing Date.


                             V.   COVENANTS OF PURCHASER

        The Purchaser agrees that between the date hereof and the Closing:

        5.1 Consummation of Agreement. The Purchaser will take all action reasonably necessary to perform its obligations under this Agreement and all related agreements and to consummate the transactions contemplated hereby on the terms and conditions set forth in this Agreement and such agreements.

        5.2 Access. The Purchaser shall, at reasonable times during normal business hours and on reasonable notice, permit the Company, the authorized representatives of the Company and Szekely reasonably access to, and make available for inspection, all of the assets and business of the Purchaser, and permit the Company, its authorized representatives and Szekely to inspect and, make copies of all documents, records and information with respect to the affairs of the Purchaser as the Company, its representatives or Szekely may reasonably request, all for the sole purpose of permitting the Company or Szekely to become familiar with the business and assets and liabilities of the Purchaser. No investigation by the Company or Szekely shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of the Purchaser under this Agreement.


                       VI.   CLOSING DELIVERIES BY THE PARTIES

        6.1 Szekely and Company Deliveries. At or prior to the Closing Date, Szekely and the Company shall deliver to the Purchaser the following, all of which shall be in a form reasonably satisfactory to the
Purchaser:

                (a) a copy of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated in this Agreement to which the Company is a party, and all related documents and agreements, each certified by the Secretary of the Company as being true and correct copies of the originals thereof subject to no modifications or amendments;

                (b) certificates representing the Nineteen (19%) Percent of the Member Interest, together with accompanying signed shares power or instrument of assignment, duly endorsed in blank for the transfer of the Member Interest to the Purchaser with all necessary transfer taxes paid or other revenue stamps affixed thereto, which certificates shall then be canceled and a new stock certificate for the total number of the Member Interest shall be issued in the name of the Purchaser.

        6.2 Purchaser Deliveries. At or prior to the Closing Date, the Purchaser shall deliver to Szekely and the Company the following, all of which shall be in a form reasonably satisfactory to Szekely and the
Company:

                (a) a copy of resolutions of the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement to which the Purchaser is a party, and all related documents and agreements, each certified by the Secretary of the Purchaser as being true and correct copies of the originals thereof subject to no modifications or amendments; and

                (b) Certificates amounting to 190,000 shares of its common stock.


                   VII.   POST-CLOSING AND CERTAIN OTHER MATTERS

        7.1 Further Instruments of Transfer. Following the Closing, at the request of the Purchaser, Szekely and the Company shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement. Following the closing, at the request of Szekely, the Purchaser shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

        7.2 Further Transactions. The parties acknowledge that the transaction herein is the first of two contemplated transactions among the parties; that pursuant to a letter of intent, the Purchaser intends to purchase either the remaining 81% of member interests, making the Company a wholly owned subsidiary, or in the alternative, purchase 100% of the Company's assets. The structure of the second contemplated transaction is subject to the completion of due diligence and accounting advice. The parties agree that the Purchaser shall have the exclusive right to purchase the remaining member interests or the assets until January 20, 2010.


                               VIII.   MISCELLANEOUS

        8.1 Amendment; Waivers. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

        8.2 Termination Prior to Closing. This Agreement and the transactions contemplated hereby may be terminated (i) at any time prior to the Closing by mutual agreement of all parties; (ii) by any party hereto if the Closing of this Agreement shall not have occurred on or before the Closing Date, unless such date is mutually extended by the written
Agreement of all parties; (iii) by the Purchaser in the event of any material breach of the representations, warranties or covenants of the Company or Szekely; (iv) by the Company or Szekely in the event of any breach of the representations, warranties or covenants of the Purchaser; or (v) by the Purchaser or the Company or Szekely in the event of the other party's failure to provide the deliveries set forth in Article VI.

        8.3 Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except an assignment by the Purchaser to a wholly owned subsidiary of the Purchaser; provided that any such assignment shall not relieve the Purchaser of its obligations hereunder. Notwithstanding the foregoing provision or any other provision in this Agreement, the Purchaser's right to assign, transfer, convey, hypothecate or otherwise dispose of the Member Interest immediately after the closing and at any time thereafter shall be unrestricted other than as required by federal and state securities laws for compliance therewith.

        8.4 Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of any be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Except as otherwise expressly provided herein, neither this Agreement nor the transactions contemplated hereby shall be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

        8.5 Entire Agreement. This Agreement and transactions contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them with respect to the subject matter hereof.

        8.6 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        8.7   Survival of Representations.  Warranties and Covenants.
The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company, Szekely or the Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by the Company, Szekely or the Purchaser, respectively. Notwithstanding any provision in this Agreement to the contrary, the representations and warranties contained herein shall survive the Closing until the fifth (5th) anniversary of the Closing Date except that the representations and warranties with respect to tax matters shall survive until such time as the limitations period has run for all tax periods ended prior to the Closing Date.

        8.8 Governing Law. This agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws (but not the rules governing conflicts of laws) of the state of Florida.

        8.9 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

        8.10 Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include singular and plural.

        8.11 Confidentiality; Publicity and Disclosures. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (a) by press release, filing or otherwise that the Purchaser has determined in its good faith judgment and after advice of legal counsel to be required by federal securities laws, (b) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and (c) by the Purchaser in connection with the conduct of any public offering of its securities or an examination of the operations and assets of the Company in connection with some or with future acquisitions by the Company; provided that the Purchaser shall reasonably promptly provide notice of any release. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any Confidential Information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed; provided that should the transactions contemplated hereby not be consummated, nothing contained in this Section 12.11 shall be construed to prohibit the parties hereto from operating business in competition with each other.

        8.12 Notice. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram or courier service, when delivered to the party to whom notice is sent, (ii) if delivered by facsimile transmission, when so sent and receipt acknowledged by receipt or (iii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

          If to the Purchaser:     TOMI Environmental Solutions, Inc.
                                   9454 Wilshire Blvd., Penthouse
                                   Beverly Hills, CA 90212
                                   Attn: Halden Shane, CEO

         with a copy to:           Harold W. Paul, LLC
                                   P.O. Box 33812
                                   Santa Fe, NM 87594
                                   Attn: Harold W. Paul, Esq.

         If to the Company
         or Szekely:               Advanced Disinfectant Technologies, LLC
                                   2696 Henkle Drive
                                   Lebanon, OH 45036
                                   Attn: Jeff Szekely

         with a copy to:





        8.13 No Waiver. No party hereto shall by any act (except by written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesce in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any arty, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

        This Agreement and the Transactions may be terminated (a) at any time prior to the Closing Date by mutual agreement of all parties, or (b) if the Closing of this Agreement and the consummation of the transactions shall not have occurred on or before the Closing Date unless such date is mutually extended by all parties.

        8.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the date first written above.


                                     TOMI Environmental Solutions, Inc.

                                      /s/ Halden Shane
                                     _________________________________________
                                     By:  Halden Shane, CEO



                                     Advanced Disinfectant Technologies, LLC

                                      /s/ Jeff Szekely
                                     _________________________________________
                                     By:  Jeff Szekely



                                     Jeff Szekely

                                      /s/ Jeff Szekely
                                     _________________________________________